EXHIBIT E

INVESTMENT ADVISORY FEES PAID TO GMFCT AND GMCM

     The chart below sets forth the investment advisory fees paid by each Fund to GMFCT or GMCM, as applicable, for the fiscal year ended October 31, 2006. The amount indicated is net of waivers.

Advisory Fee
Fund	($)
Gartmore Bond Fund	560,910
Gartmore Bond Index Fund	1,739,683
Gartmore China Opportunities Fund	214,606
Gartmore Emerging Markets Fund	578,580
Gartmore Enhanced Income Fund	1,550,194
Gartmore Global Health Sciences Fund	230,446
Gartmore Global Natural Resources Fund	348,236
Gartmore Global Technology and Communications Fund	58,648
Gartmore Government Bond Fund	765,900
Gartmore Growth Fund	1,355,471
Gartmore Hedged Core Equity Fund	1,362
Gartmore International Growth Fund	268,070
Gartmore International Index Fund	2,008,585
Gartmore Investor Destinations Conservative Fund	248,596
Gartmore Investor Destinations Aggressive Fund	904,652
Gartmore Investor Destinations Moderate Fund	1,698,138
Gartmore Investor Destinations Moderately Aggressive Fund	1,535,291
Gartmore Investor Destinations Moderately Conservative Fund	376,578
Gartmore Large Cap Value Fund	140,062
Gartmore Market Neutral Fund	1,293
Gartmore Micro Cap Equity Fund	1,519,635
Gartmore Mid Cap Growth Fund	18,400
Gartmore Mid Cap Growth Leaders Fund	290,948
Gartmore Mid Cap Market Index Fund	1,128,138
Gartmore Money Market Fund	6,307,388
Gartmore Nationwide Fund	7,369,230
Gartmore Nationwide Leaders Fund	86,742
Gartmore Optimal Allocations Fund: Moderate Growth	----
Gartmore Optimal Allocations Fund: Defensive	----
Gartmore Optimal Allocations Fund: Growth	----
Gartmore Optimal Allocations Fund: Moderate	----
Gartmore Optimal Allocations Fund: Specialty	----
Gartmore S&P 500 Index Fund	2,459,783
Gartmore Short Duration Bond Fund	275,801
Gartmore Small Cap Core Fund	----

E-1

Advisory Fee
Fund	($)
Gartmore Small Cap Fund	1,722,854
Gartmore Small Cap Growth Opportunities Fund	----
Gartmore Small Cap Index Fund	455,813
Gartmore Small Cap Leaders Fund	226,193
Gartmore Small Cap Value Fund	----
Gartmore Tax-Free Income Fund	842,625
Gartmore U.S. Growth Leaders Fund	1,368,250
Gartmore U.S. Growth Leaders Long-Short Fund	1,228,120
Gartmore Value Opportunities Fund	63,911
Gartmore Worldwide Leaders Fund	379,646
NorthPointe Small Cap Growth Fund	452,701
NorthPointe Small Cap Value Fund	215,527

E-2